UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  January 13, 2006
CFS BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

INDIANA
(State or Other Jurisdiction of Incorporation)

000-24611	35-2042093
(Commission File Number)	(IRS Employer Identification No.)

707 Ridge Road, Munster, Indiana	46321
(Address of Principal Executive Offices)	(Zip Code)

(219) 836-5500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers: Election of Directors: Appointment of Principal Officers.

On January 13, 2006, Mr. Charles Webb notified CFS Bancorp, Inc. (the "Company ") of his desire to retire as a director of the Company, effective as of the Company's next Annual Meeting, and that he will decline to stand for re-election to the Company's Board of Directors.  Mr. Webb has indicated to the Company that his decision is based solely on his own personal reasons, and not because of any disagreement with the Company.

ITEM 7.01 Regulation FD Disclosure

On January 19, 2006, the Company issued a press release announcing the retirement of Mr. Charles C. Webb as director of the Company.  For additional information, reference is made to the Company’s press release, dated January 19, 2006, which is included as Exhibit 99.1 hereto and is incorporated herein by reference thereto. The press release attached hereto is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for any purpose except as shall be expressly set forth by specific reference to such filing in other filings of the Company into which it may be incorporated.

ITEM 9.01 Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits

The following exhibit is filed herewith.

Exhibit Number   Description

99.1	Press release dated January 19, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CFS BANCORP, INC.

Date: January 19, 2006	By:	/s/ Brian L. Goins
Brian L. Goins
Senior Vice President - Corporate Counsel

                            THOMAS F. PRISBY, CHAIRMAN
CFS Bancorp, Inc.
707 Ridge Road — Munster, Indiana 46321-1678

PRESS RELEASE
January 19, 2006
FOR IMMEDIATE RELEASE

CONTACT: Thomas F. Prisby, Chairman of the Board and Chief Executive Officer
219-836-5500

CFS BANCORP, INC. ANNOUNCES RETIREMENT OF CHARLES R. WEBB, DIRECTOR

MUNSTER, IN - January 19, 2006 - CFS Bancorp, Inc. (NASDAQ: CITZ) On January 13, 2006, Mr. Charles Webb notified CFS Bancorp, Inc. (the “Company”) of his desire to retire as a member of the Company’s Board of Directors (the “Board”), effective as of the coming Annual Meeting in April of this year. Mr. Webb has indicated that his decision to decline to stand for re-election to the Board was based on personal reasons, including the reduced time he has available to dedicate to the position due to family commitments and his desire to more fully enjoy his retirement.

Mr. Thomas F. Prisby, Chairman and Chief Executive Officer of the Company stated, “We would like to thank Mr. Webb for his exemplary service to the Board. We have benefited greatly from his outstanding contributions to the Company, his professionalism, his outspoken leadership, and his sound counsel throughout the last five years, during which the Company has undergone dramatic and significant strategic changes. His considerable knowledge, expertise, insight and advice will be keenly missed. We would like to take this opportunity to wish Mr. Webb continued health and happiness.”

CFS Bancorp, Inc. is the parent of Citizens Financial Bank, (“Citizens”) a $1.3 billion asset federal savings bank. Citizens provides community banking services and currently operates 22 offices throughout adjoining markets in the southern and western suburbs of Chicago and Northwest Indiana. The Company maintains its website at www.cfsbancorp.com.

This press release may contain certain forward-looking statements and information relating to the Company that are based on the beliefs of management as well as assumptions made by and information currently available to management. The words "anticipate," "believe," "estimate," "expect," "indicate," "intend," "should," and similar expressions, or the negative thereof, as they relate to the Company or the Company’s management, are intended to identify forward-looking statements. Such statements reflect the current views of the Company with respect to future events that are subject to certain risks and uncertainties that may cause actual results to vary. The Company does not intend to update these forward-looking statements.

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